UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solar Acquisition Corp.

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(Name of small business issuer in its charter)

              Florida           7310          20-5080271

---------------- ---------------------------- ----------------

               (State or other          (Primary Standard Industrial    (I.R.S. Employer

                jurisdiction of           Classification Code Number)    Identification

                incorporation                                               Number)

                or organization)

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

313- ~~948-9181~~ 686-0137

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(Address and telephone number of registrant's principal executive offices and principal place of business)

Peter Klamka

President and Chief Executive Officer

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

Telephone: 313- ~~948~~ 686- ~~918~~ 0137 ~~1~~

Telecopier: 734- ~~929-9601~~ 418-3004

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(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

 Large accelerated filer [ ] Accelerated Filer [

 Non-accelerated filer [ ] Smaller reporting company [X

~~Solar Acquisition Corp.~~

~~1,500,000 Shares of Common Stock~~

~~$0.05 per share~~

~~The Offering~~

	~~Per share~~	~~Total~~
~~Public Price...~~	~~$0.05~~	~~$75,000~~
~~Commissions...~~	~~$0~~	~~$0~~
~~Proceeds to Solar Acquisition~~	~~$0.05~~	~~$75,000~~

CALCULATION OF REGISTRATION FEE

============================================================================================================

                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |

Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of

 Shares to be Registered   |     Registered     |     Per Share(2)     |   Offering Price(3)   | Registration Fee

------------------------------------------------------------------------------------------------------------

 Common Stock, $.001 par   |                    |                      |                    |

  value..................  |  11,500,000 shares  |        $0.30         |   $3,450,000      |      $25.00

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 Total...................  |  11,500,000 shares  |        $0.30         |   $3,450,000      |      $25.00

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(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price 10,000,000 shares were sold to our shareholders in a private placement memorandum. The price of $0.30 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

We are offering to the public 1,500,000 shares of common stock, at $0 ~~.05~~ ..30 per share, on a “best efforts ~~,” “all-or-none,”~~ ” basis in a “direct public offering” through our sole ~~o~~ officer and d ~~d~~ irector. This offering terminates in 12 months after commencement of this offering, on  ~~____~~ July 15, 2008. ~~.~~ There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Solar Acquisition Inc. and no commissions will be paid for the sale of the 1,500,000 shares offered by ~~Solar Acquisition ,  Inc.~~ Solar Acquisition Corp.

The remaining 10,000,000 shares are shares currently held by our shareholders herein listed.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 5 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

~~________________________~~

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 15, 2008

PRELIMINARY PROSPECTUS

Solar Acquisition Corp.

1,500,000 Shares of Common Stock

Price per share: $0.30

Total cash proceeds if all shares are sold: $450,000

      This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Peter Klamka.  There is no trading market for our common stock.

      The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Peter Klamka will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Marcus will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on July 15, 2009 (date to be inserted in a subsequent amendment).

                         --------------------

      The purchase of our shares involves substantial risk. See "risk factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

                         --------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

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                          |   Price     |  Underwriting    |   Proceeds

                          |   to        |  Discounts and   |   To

                          |   Public    |  Commissions     |   SOLAR ACQUISITION

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Per Share ............... |   $   0.30  |       $0         |   $   0.30

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Total ................... |   $450,000  |       $0         |   $450,000

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Solar Acquisition Corp. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk.

You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF SOLAR ACQUISITION CORP.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

~~The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.~~

THE DATE OF THIS PROSPECTUS IS  ~~_________________,~~ July 15,   2008.

Table of Contents

Prospectus Summary	1
Summary Financial Information	3
Risk Factors	4
Special Note Regarding Forward-Looking Information	9
Capitalization	10
Use of Proceeds	10
Determination of Offering Price	11
Dilution	12
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	19
Reports to Stockholders	32
Plan of Operation	32

Facilities	36
Certain Relationships and Related Party Transactions	36
Market for Common Equity and Related Stockholders Matters	36
Dividends	36
Executive Compensation	38
Shares Eligible for Future Sale	38
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	40
Index to Financial Statements	41
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-11

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us,” “Solar Acquisition,”  ~~Corp.,”~~  and "SA" refer to Solar Acquisition Corp.

Solar Acquisition Corp. is a development stage company incorporated in the State of Florida in June of 2006. We were    previously a blank check company. In June 2008, we entered into a letter of intent with Solar Teyin/Hyundai Heavy Industries Iberica (Solar Teyin) to market solar products. We have not entered into a formal contract with Solar Teyin and there can be no assurance that we will do so.

Since our inception on June 3, 2006    through  ~~May~~ March 31, 2008, we have not generated any revenues and have incurred a net loss of $ ~~_____ 13~~ 9,350.00. Until May 15, 2008,    our only business activity was the formation of our corporate entity and searching for merger opportunities.    We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with concluding our contract with Solar Teyin, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees.    We believe that sales generated in the next twelve months will be sufficient to support the limited costs associated with our initial ongoing operations.    There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the in dependent auditors’ report to the financial statements included in the registration statement.

Solar Acquisition ~~is~~ intends to become a United States sales and marketing representative for Solar Teyin. Initially ~~Initally~~ , we intend to utilize ~~the power (bad choice of words??) of~~  the Internet to market their solar products and services to U.S. customers. We expect to expand to dealers and sales representatives as our business and funding grows. Because we commenced operations in May of this year, we currently have no products for sale and will not until we conclude our contract with Solar Teyin or a comparable vendor of solar products and develop our website.

We intend to offer turnkey services to our customers, including the design, procurement, installation, grid connection, monitoring, maintenance and referrals for   ~~of~~ solar energy systems offered through Solar Teyin.

~~O~~ Our business model is built on multiple revenue streams from a variety of industry participants (a little too general) interested in marketing their services to our consumer audience. We intend to generate revenues primarily from sales commissions, referral fees, and advertising fees for consumer and dealer services. In the future, we also intend to generate revenues from sales of solar products to a dealer network.

As of the date of this prospectus we have only one officer and one director, acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered herein ~~by~~ , we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Solar Acquisition’s address and phone number is:

Solar Acquisition Inc.

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

The Offering

Common Stock Offered

  for Sale .................  Up to a maximum of 1,500,000 shares.

Price to the Public ........  $0.30 per share in cash.

Use of Proceeds

  Primarily for ............  Offering expenses, sales and marketing,

                              independent contractors and web site

                              improvement.

Number of Shares

  Outstanding Prior

  to the Offering ..........  10,000,000

Number of Shares

  Outstanding After

  the Offering .............  10,150,000 if 10% of offering sold.

                              10,375,000 if 25% of offering sold.

                              10,750,000 if 50% of offering sold.

                              11,125,000 if 75% of offering sold.

                              11,500,000 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering,

                              with no commitment by anyone to

                              purchase any shares. Our shares

                              will be offered and sold by Peter Klamka, our CEO.

                              There is no share minimum investment required from

                              individual investors.

Terms of the Offering ......  This is a BEST EFFORTS OFFERING for 1,500,000 shares.

This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our  business. The offering will remain open until 365 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

The selling shareholders named in this prospectus are offering 10,000,000 shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.30 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

~~The Offering~~

~~Securities Offered (1)...~~	~~1,500,000 shares of common stock~~

~~Price Per Share...~~	~~0.05~~

~~Minimum Purchase...~~	~~NONE~~

~~Common Stock Outstanding before Offering...~~	~~___________ shares of common stock~~

~~Common Stock Outstanding after Offering...~~	~~___________ shares of common stock~~

~~Estimated Total Proceeds...~~	~~750000~~

~~Offering Expenses.....~~	~~$______~~

~~Net Proceeds after Offering Expenses...~~	~~$______~~

~~Use of Proceeds...~~	~~Other than the expenses of the o f fering, the proceeds of the offering will be used for; advertising, add i tional website development, transfer agent fees, accounting, and working capital.~~

~~Subscriptions...~~	~~Subscriptions are to be made payable to “Solar Acquisition Corp..”~~

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

~~Operating Statement Data:~~	~~For the year ended June 30,~~		~~For the Period June 3, 2005 (i n ce p tion) to June 30,~~
	~~2006 (a u dited)~~	~~2005 (a u dited~~	~~2006 (a u dited)~~
~~Income Statement Data:~~

~~Revenue~~	~~$ -~~	~~$ -~~	~~$ -~~
~~Cost of goods sold~~	~~-~~	~~-~~	~~-~~
	~~-~~	~~-~~	~~-~~

~~Expenses:~~
~~General and administrative expenses~~	~~-~~	~~7000~~	~~7000~~
~~Professional fees~~	~~5000~~	~~-~~	~~5000~~
~~Salaries and wages~~	~~-~~	~~-~~	~~-~~
~~Total expenses~~	~~5000~~	~~7000~~	~~12000~~

~~Net (loss)~~	~~($5000)~~	~~($7000)~~	~~($12000)~~

~~Net (loss) per share – basic and fully diluted~~	~~($0.02)~~	~~($0.03)~~

~~Balance Sheet Data:~~		~~As at June 30, 2006 (a u dited)~~	~~As at June 30, 2005 (a u dited)~~
~~Total Assets...~~		~~$ -~~	~~$ -~~
~~Liabilities...~~		~~-~~	~~-~~
~~Stockholders’ Equity...~~		~~$ -~~	~~$ -~~
SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	Year	Year	June 3, 2006
	Ended	Ended	(Inception)
	Dec 31,	Dec 31,	To Dec 31,
	2007	2006	2007

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES

Professional fees	1,000	8,000	9,000
General and administrative	-	350	350

Total Operating Expenses	1,000	8,350	9,350

NET INCOME(LOSS)	$ (1,000)	$ (8,350)	$ (9,350)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100,000	100,000

BASIC AND DILUTED LOSS PER SHARE	$ -	$ -

RISK FACTORS

Investors in Solar Acquisition should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in June 2006    and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in June 2006 as a Florida corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of ~~$_______~~ $9,350 for the year ended December 31, 2007 ~~6~~  and ~~$ _____~~ $4,000 for the quarter ended ~~March 31~~ March 31, 2008 ~~6~~ , and (iii) we have incurred losses of ~~$_____~~  $1,000 for the year ending December 31, 200 ~~6~~ 7 and $8,350 ~~______~~ for the year ended December 31, 200 ~~706~~  6 and have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. Although we have established a website and commenced the listing of    gas stations selling alternative fuels through our website, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Solar Acquisition to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Solar Acquisition of Mr. Klamka’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Peter C. Klamka, our sole officer and director. It would be difficult to replace Mr. Klamka at such an early stage of development of Solar Acquisition. The loss by or unavailability to Solar Acquisition of Mr. Klamka’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Klamka could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Klamka, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Klamka ~~, then, in that event~~ we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Klamka has limited experience in framing an online solar energy marketing company.    The lack of experience in framing an online solar energy marketing business could limit or eliminate ~~impact~~ your return on investment. ~~, if any.~~

As a result of our reliance on Mr. Klamka and ~~,~~   his lack of experience in developing an online solar energy marketing company, our investors are at risk in losing their entire investment. Mr. Klamka intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Klamka to make the appropriate management decisions.

Mr. Klamka is involved with other    businesses including other public companies and there can be no assurance that he will continue to provide services to us. Mr. Klam ~~m~~ ka’s limited time devotion of ~~,~~  less than 20 hours per month ~~,~~  to Solar Acquisition could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Klamka is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Klamka’s ability to work on behalf of our company. Mr. Klamka may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Klamka will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We need to complete our agreement with Solar Teyin/Hyundai Heavy Industries, as currently we have no legal mechanism is place that will guarantee the ~~particpation~~ participation of any supplier, named or otherwise ~~.~~

We currently do not have a contract with our principal supplier. ~~We currently~~ At the present time, we only have a letter of intent to form a joint venture with Solar Teyin.    No business entity or arraignment has been negotiated or created in ~~furthernace~~ furtherance of the intended joint venture. Alternatively, we have not made any efforts to further seek any alternatives to Solar Teyin.    Thus, i ~~I~~ n the event that we are unable to conclude a contact with Solar Teyin, the loss of your entire investment is likely.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0 ~~.05~~ ..30 ~~or _ ____%~~ in the offering. See “Dilution”

Because of market ~~competitive~~ pressures from competitors with more resources, we ~~Solar Acquisition Energy~~ may fail to implement our ~~its~~ business model profitably.

The business of advertising and marketing on the Internet in general is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

We are dependent on the popularity of consumer acceptance of solar energy.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of    solar energy.

A drop in the retail price of conventional energy or non-solar renewable energy sources may negatively impact our business.

The demand for our solar energy systems depends in part on the price of conventional energy, which affects return on investment resulting from the purchase of solar energy systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar renewable energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for solar energy systems to decline, which would have a negative impact on our business. Changes in utility electric rates could also have a negative effect on our business.

The reduction, elimination or expiration of government subsidies and economic incentives for solar energy systems could reduce the demand for our products.

Government subsidies are an important factor in the economic determination to purchase a solar energy system. Certain states, including California and Colorado, localities and utilities offer incentives to offset a portion of the cost of qualified solar energy systems. These incentives can take many forms, including direct rebates, state tax credits, system performance payments and renewable energy credits, or RECs. The reduction or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems to our customers, resulting in a significant reduction in demand for our solar energy systems, which would negatively impact our business.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the installation of solar energy systems, which may significantly reduce demand for our solar energy systems.

The installation of solar energy systems is subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state and local level and must design and install our solar energy systems to comply with varying standards. Certain cities may have ordinances that prevent or increase the cost of installation of our solar energy systems. In addition, new government regulations or utility policies pertaining to the installation of solar energy systems are unpredictable and may result in significant additional expenses or delays, which could cause a significant reduction in demand for solar energy systems.

Existing regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation and changes to these regulations and policies may deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

The market for solar energy systems is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. For example, ~~there currently exist~~ currently, metering caps exist in certain jurisdictions, which limit the aggregate amount of power that may be sold by solar power generators into the electric grid. These regulations and policies have been modified in the past and may be modified in the future in ways that could deter purchases of solar energy systems and investment in the research and development of solar energy technology. For example, without a mandated regulatory exception for solar energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. Such fees could increase the cost to our customers of using solar energy systems and make them less desirable, thereby harming our business, operating results and financial condition. Changes in net metering policies could also deter the purchase and use of solar energy systems. In addition, electricity generated by solar energy systems competes primarily with expensive peak hour electricity rates rather than with the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require solar energy systems to achieve lower prices in order to compete with the price of electricity.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales    and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence a modest website. Proceeds  ~~and~~ will also assist us in further developing our initial business operations, including the enhancement of our website; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

~~7~~

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at December 31, 2007    and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Solar Acquisition; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Solar Acquisition are being made only in accordance with authorizations of management and directors of Solar Acquisition, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Solar Acquisition’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “ ~~all or nothing~~ best efforts ~~,~~ ” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Solar Acquisition Corp. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form 1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on May 31, 2008, after giving effect to and as adjusted to give effect to the sale of the 1,50 ~~45~~ 0,000 common shares offered in this prospectus.

	As at March 31, 2008 (unaudited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ -	$ -

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
100,000 shares issued and outstanding	750
1,000,000(1), and 450,000 issued in this offering		1250
Additional paid-in capital	11250	60750
Offering Expenses	-	(5800)
Deficit accumulated during development stage	(12000)	(12000)
Stockholders’ Equity	-	44200
Total Capitalization	$ -	$44200

~~(1)~~

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that ~~our available cash of approximately $___0____and~~  the net proceeds of this offering ~~$_______~~ and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $444,200 ~~_________~~ .. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount

Total Proceeds

            $450,000

Less: Offering Expenses

  Legal

$5,000

Accounting

      5,000

Copying

        300

SEC & State Filing Fees

   500

Net Proceeds from Offering

$439,200

Use of Net Proceeds

Website Enhancements

$100,000

Advertising

$200,000

Transfer Agent Fees

$700

Accounting

$4,500

Working Capital

$134,500

Total Use of Net Proceed

$439,200

The selling stockholders of 10,000,000 shares are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

~~Amount~~
~~Total Proceeds~~

~~Less: Offering Expenses~~
~~Legal (1)~~	~~$5000~~
~~Copying~~	~~300~~
~~SEC & State Filing Fees~~	~~500~~

~~Net Proceeds from Offering~~

~~Use of Net Proceeds~~

~~Website Enhancements~~
~~Advertising~~
~~Transfer Agent Fees~~	~~$700~~
~~Accounting~~	~~$4500~~
~~Working Capital~~	~~$3000~~

~~Total Use of Net Proceed~~

~~(1)~~

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

 You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of March 31, 2008, Solar Acquisition’s net tangible book value was ($13,250), or ($0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition's tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition's net tangible book value as of the closing of this offering would increase from $(0.01) to $.04 per share. This represents an immediate increase in the net tangible book value of approximately $.05 per share to current shareholders, and immediate dilution of about $.26 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30

Net tangible book value per share prior to offering..............$(0.01)

Increase per share attributable to new investors................. $0.05

Net tangible book value per share after offering................. $0.04

Dilution per share to new investors.............................. $0.26

Percentage dilution.............................................. 86%

The following assumes the sale of 75% of the shares of common stock in this offering. As of March 31, 2008, Solar Acquisition’s net tangible book value was $( ~~1 3 , 250~~ 9,250), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition’s tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition's net tangible book value as of the closing of this offering would increase from $(0.01) to $.03 per share. This represents an immediate increase in the net tangible book value of $.04 per share to current shareholders, and immediate dilution of $.27 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30

Net tangible book value per share prior to offering..............$(0.01)

Increase per share attributable to new investors................. $0.04

Net tangible book value per share after offering................. $0.03

Dilution per share to new investors.............................. $0.27

Percentage dilution.............................................. 90%

The following assumes the sale of 50% of the shares of common stock in this offering. As of September 30, 2007, Solar Acquisition’s net tangible book value was $(13,250), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Solar Acquisition’s tangible assets less its total liabilities. Net tangible book value per share represents Solar Acquisition's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), Solar Acquisition's net tangible book value as of the closing of this offering would increase from $(0.01) to $.02 per share. This represents an immediate increase in the net tangible book value of $.03 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30

Net tangible book value per share prior to offering..............$(0.01)

Increase per share attributable to new investors................. $0.03

Net tangible book value per share after offering................. $0.02

Dilution per share to new investors.............................. $0.28

Percentage dilution.............................................. 94%

The following assumes the sale of 25% of the shares of common stock in this offering. As of September 30, 2007, SOLAR ACQUISITION's net tangible book value was $(15,389), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of SOLAR ACQUISITION's tangible assets less its total liabilities. Net tangible book value per share represents SOLAR ACQUISITION's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,800), SOLAR ACQUISITION's net tangible book value as of the closing of this offering would increase from $(0.01) per share to $0.00 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30

Net tangible book value per share prior to offering..............$(0.01)

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering..................$0.00

Dilution per share to new investors.............................. $0.30

Percentage dilution.............................................. 100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of September 30, 2007, SOLAR ACQUISITION's net tangible book value was $(13,250), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of SOLAR ACQUISITION's tangible assets less its total liabilities. Net tangible book value per share represents SOLAR ACQUISITION's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), SOLAR ACQUISITION's net tangible book value as of the closing of this offering would be $.00 per share and, as a result, there will be an immediate increase in the net tangible book value of $.01 per share to current shareholders, but there is an immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30

Net tangible book value per share prior to offering............. $(0.01)

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering................ $0.00

Dilution per share to new investors.............................. $0.31

Percentage dilution.............................................. 100% ~~The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.~~

~~At December 31, 2007 our common stock had a pro forma net tangible book value of approximately $0 or $0.00 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at June 30, 2006, would have been $39,200 or $0.03 per share. This results in immediate dilution per share to investors of $0.07 or 67.33%. The following table illustrates dilution to investors on a per share basis:~~

~~Offering price per share...~~	~~$0.05~~
~~Net tangible book value per share before offering...~~	~~$0.00~~
~~Increase per share attributable to investors...~~	~~$0.03~~
~~Pro forma net tangible book value per share after offering...~~	~~$0.03~~
~~Dilution per share to investors…~~	~~$0.07~~

                       SELLING SECURITY HOLDERS

      The selling stockholders of 10,000,000 shares are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares. Solar Acquisition is registering 1,500,000 shares of unsold stock to raise funds for operations. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The following tables summarize, as of     ~~May 31~~ March 31, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 1,500,000 shares offered in this prospectus at an assumed initial public offering price of $0 ~~.05~~ ..30 per share and before any deduction of estimated offering expenses. The 10,000,000 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Shares Purchased			Total Consideration	Average Price Per Share
	Amount		Percent	Amount	Percent
~~Original Stockholders~~ Barton PK (1)	1 ~~1~~ ,000,000	~~64%~~	~~$12500~~	~~22%~~	~~$0.02~~
Richard Mays	1,000,000
Condor Financial Management, S.A.	1,000,000
Ecorum Limited	1,000,000
liveIR, Inc.	1,000,000
Susan Radke	1,000,000
Algol, Inc.	1,000,000
Ajoy Garapati	1,000,000
Joe Eberhard	1,000,000
HW Funds Group, LLC	500,000
Dynamic Development	500,000
TOTAL EXISTING STOCKHOLDERS	10,000,000	87%	$125,000	22%	$0.02
Public Stockholders	1,500, ~~450~~ 000	13 ~~36~~ %	$450,000	88%	$0.3 ~~1~~ 0
Total	11,50 ~~1 45~~ 0,000	100%	$575,000	100%

(1)

~~(1)~~  Includes 100,000 issued in June 2006, to our founding stockholder’s limited liability company for his initial contribution of setting up our corporate entity and providing the website and concept plans for the business opportunity.

(2)

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-		has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 11,500,000 shares of common stock, at $0 ~~.05~~ ..30 per share, on a “best efforts,” basis in a “direct public offering.” 10,000,000 shares are currently held by existing shareholders. The remaining shares of 1,500,000 are being offered thr ~~” thr~~ ough our sole officer and director. This offering terminates in 12 months after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Solar Acquisition Inc. ~~.. and~~ N ~~n~~ o commissions will be paid for the sale of the 1,500,000 shares offered by Solar Acquisition.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

 ~~.~~

We will sell the 1,500,000 unissued shares on a “direct public offering,” basis through our sole officer and director, Peter C. Klamka, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Klamka will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Klamka intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Klamka;

Mr. Klamka will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of ~~Exotacar~~ Solar Acquisition Corp. otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Klamka will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Klamka, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Solar Acquisition to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Solar Acquisition where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Solar Acquisition to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•

once approved by counsel, the subscription is accepted by Mr. Klamka and the funds deposited into an account labeled: Solar Acquisition Corp., within four (4) days of acceptance;

•

subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

The selling security holders of 10,000,000 shares may sell some or all of their shares at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.30 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•

any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

~~•~~	~~once approved by counsel, the subscription is accepted by Mr. Klamka and the funds deposited into an account labeled: Solar Acquisition Corp., within four (4) days of acceptance;~~
~~•~~	~~subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.~~

~~Funds will be deposited to an account at the following bank:~~

~~Solar Acquisition Corp.~~

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Peter Klamka is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Peter Klamka	39	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Peter Klamka. President, Secretary/Treasurer, Director and founder of Solar Acquisition from May 2006 to present. Mr. Klamka currently does not spend more than 20 hours per month on Solar Acquisition business. From 1997 to present, Mr. Klamka serves as President and CEO of Legend Mobile Inc. a reporting company trading under the symbol LGMB.OB.    From 2002 to 2007, Mr. Klamka served as President and CEO of GiraSolar Inc., a reporting company, focused on solar energy. Mr. Klamka is also President of Miss World Holdings Inc, a reporting company. Mr. Klamka also serves on the board of directors of Phoenix Interests Inc. which is also a reporting company. Mr. Klamka also has interests in other private companies in other alternative and solar energy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of ~~450~~ 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. The address of each person is care of Solar Acquisition Energy.

Name of Beneficial Owner	Number Of Shares			Percent Before Offering	Percent After Offering if no shares sold	Percent After Offering if all shares sold
Barton PK, LLC Richard MaysCondor Financial Management, S.A.Ecorum LimitedliveIRSusan RadkeAlgolAjoy GarapatiJoe EberhardHW Funds Group, LLCDynamic Development	1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 1,000,000 500,000 500,000		~~94~~ 10% 10% 10% 10% 10% 10% 10% 10% 10% 5% 5%	8.7 ~~60~~ % 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 8.7% 4.3% 4.3%	0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0%
All Directors, Officers and Principal ~~le~~ Stockholders as a Group	10,000,000	~~94~~ 100%	87 ~~60~~ %	0%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. ~~__________~~  10,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,500 ~~0~~ , ~~,~~ 000 shares offered herein, we will have outstanding ~~_____________~~ 11,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds

~~l~~ legally available to be distributed. In the event of a liquidation, dissolution or winding up of Solar Acquisition, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Peter Klamka, may later determine to authorize options and warrants for our company.

~~Florida Law (We need to change from Delaware to Florida)~~

~~Under section 607.0850Section 145 of the Delaware General Corporation LawFlorida Business Corporation Act (the “Act”) provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.~~

~~The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.~~

~~The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation ActSection 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify. (Don't think (know if) this is true.  NOT in Articles of Incorpration!!)~~

~~Section 607.0850(7) of theThe Delaware General Corporation Law Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:~~

•

~~A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;~~

•

~~A transaction from which the party derived improper personal benefit;~~

•

~~In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or~~

•

~~Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in  the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.~~

 ~~permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:~~

~~• any breach of the director's duty of loyalty to the corporation or its stockholders;~~

~~• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;~~

~~• payments of unlawful dividends or unlawful stock repurchases or redemptions; or~~

~~• any transaction from which the director derived an improper personal benefit.~~

 ~~The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.~~

~~The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of  any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise,shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.~~

INTEREST OF NAMED EXPERTS AND COUNSEL

~~The ________________has~~ Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of as of December 31, 2007 ~~6~~ and unaudited interim financial statements for the three months ended March 31, 2008   ~~March 31, 2007~~ , are included in this prospectus., The year end financial statements have been audited by ~~____~~ Gruber and Company, LLC ~~_________~~ independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.  The interim financial statements have been reviewed by the same firm.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such       indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Solar Acquisition will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

Florida Law

Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify. (Don't think (know if) this is true. NOT in Articles of Incorpration!!)

Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:

•

A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•

A transaction from which the party derived improper personal benefit;

•

In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or

•

Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

~~(THE LANGUAGE BELOW IS EXACTLY THE SAME AS ABOVE THUS IF IT NEEDS TO BE HERE JUST C&P THE FLORIDA LANGUAGE ABOVE TO HERE AS WELL)~~

~~Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.~~

~~The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.~~

~~The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:~~

~~• any breach of the director's duty of loyalty to the corporation or its stockholders;~~

~~• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;~~

~~• payments of unlawful dividends or unlawful stock repurchases or redemptions; or~~

~~• any transaction from which the director derived an improper personal benefit.~~

 ~~The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.~~

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Solar Acquisition is a development stage company incorporated in the State of Florida in June 2006. We intended to marketing solar energy related products initially through a website and then through dealers and distributo ~~Oe~~ rs. We have a letter of intent with Solar Teyin to supply solar products to us.    We have not commenced revenue generating activities at this time.

1. Build our existing website – We believe that using the Internet initially will allow us a base for operating our company. Upon completion of the offering, we expect to begin to develop our website and to have a fully developed website during the fourth quarter of 2008.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to consumers and potential business partners. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, alternative energy sites, link sharing programs and search engine placements.

3. Develop and implement a comprehensive consumer information website – In addition to providing ~~a~~  consumers with a comprehensive website dedicated to the benefits of solar energy.

4. Develop plans for a dealer network and local installation opportunities. We intend to secure relationships with local contractors and professionals for the installation of products supplied by Solar Teyin purchase through our website or our sales efforts.

~~Solar Acquisition is a recently established business, with temporary offices at _____________~~

Business of Issuer

We    intend to become a distributor and marketer of products for the solar energy industry. We have recently signed a letter of intent with Solar Te ~~u~~ yi ~~a~~ n to distribute their products on a nonexclusive basis in the United States. To further this business arrangement, we intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a searching experience in which highlight various solar products such as solar panels, modules, and inverters.

One stop at our site is intended to let consumers research online before making the actual purchase of solar products for their homes or commercial buildings. We are designing our website, and browsing experience to let shoppers research detailed information including information on state and local subsidies. Consumers will be able to write reviews of various solar energy products on our site.

We intend to be an Internet destination and sales outlet in the United States for consumers seeking information regarding solar power for their home and commercial power needs. We intend to utilize the power of the Internet to aggregate in a single location an extensive network of industry participants and a comprehensive database of solar information to create a directory that is local, regional and national in nature.

Based upon our business model, we intend to provide significant benefits to retailers, consumers and other industry participants by enabling them to advertise, interact and learn with what we believe is a significant online consumer audience related to alternative fuels.

We also intend to develop a dealer network for Solar Teyin products as well as business relationships with local installers, roofing companies and general contractors with a desire to enter into the solar energy industry.

Our business model is being built on multiple revenue streams from a variety of sources including direct sales of products, referral fees from local    installers, commissions on sales of products from our supplier and advertising from industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily from sales of products directly to consumers initially.

Our objective is to build and maintain a superior online sales outlet for facilitating the marketing and sale of solar energy products to consumers. After developing a position in the market for our products and services, we intend to develop a dealer network and sales force for the direct sale of solar energy products.

Inefficiencies of Traditional Advertising Methods

There is a highly fragmented system of advertising and promotional methods are typically able to reach only consumers in a limited local or regional geographic area for solar energy products. ~~.~~  Traditional mass advertising media, such as newspapers, radio or television, are also inefficient because they reach many consumers who are not consumers of alternative energy or specifically solar energy and    they do not provide a means to target advertising to consumers who are likely to purchase based upon their individual preferences and interests. Moreover, the costs associated with traditional mass advertising typically rise every year, generally without attendant increases in the size or precision of the audience delivery.

For the consumer, the process researching solar energy sales outlets is generally viewed as an inefficient process. Consumers historically have not had access in a single, centralized location to the information needed to research and evaluate purchasing decisions for alternative energy.

The Online Solar Energy Opportunity

Because of the size and fragmented nature of the alternative energy industry and its reliance on the exchange of information, the Internet provides an efficient platform for us to aggregate and disseminate information to consumers as well as to expose both consumers and potential dealers to an extensive range of buying opportunities. Compared with traditional media, the Internet provides significant advantages to us and our potential business partners in that we have the ability to target local buyers more cost-effectively, differentiate our products and services more effectively and expand the size of our market to reach potential consumers.

We believe that consumers are increasingly using the Internet when making purchase decisions about alternative energy products because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated information from the privacy of their home or office. While the Internet substantially increases the amount of information available for researching and evaluating automotive fuel purchasing decisions and choices, this information is often not aggregated at a central, organized source.

~~Our Solution~~

We believe that by providing a marketplace on the Internet where interested consumers   of solar energy can meet in a single location will deliver significant value. We ~~i~~ I ~~n~~ tend to construct powerful Internet marketplace to be an effective environment for reaching an economically and geographically diverse group of targeted consumers who have expressed an interest in alternative energy for their home or commercial business by logging onto our website. Our website is being designed to provide consumers with a "one-stop" destination that incorporates all aspects of content related to solar energy.

Significant Benefits to Potential Business Partners

If we are able to structure our website the way we envision the website in our business plan, then we believe we will provide significant benefits to    such as:

•	Online Consumer Audience. We believe we can offer service providers a single point to reach consumers nationwide who are interested in purchasing solar products for immediate consumption.

•	Low Cost and Flexible Services ~~.~~ .. We intended to offer services to potential partners on a local, regional or national basis.

~~•~~

•

Wide Range of Listing and Advertising Products.    We believe we will offer a host of products aimed at environmentally friendly energy sources    We will also offer our partners enhanced listings, similar to bold listings in Yellow Pages; banner advertising; and individual web pages.

~~-~~

"

"

  National Advertisers. By utilizing the wide range of targeted marketing offerings of Solar Acquisition Corp, national advertisers may be able to gain exposure to a targeted group of purchase-minded consumers at the moment when these consumers are directly engaged in a search for information regarding solar energy products.

Significant Benefits to Consumers.

~~-~~ We expect that our website will become the leading consumer destination for sales of solar energy products. We will allow consumers to compare economic benefits for installing solar energy products as well as information related to state, local, and Federal government subsidies.

~~ST~~ STRATEGY

Our objective is to build and maintain an online retail outlet combined with an educational component for selling solar energy systems to consumers and dealers. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services and Content Offerings

We anticipate offering products and services including solar energy components and solar energy systems supplied to us by Solar Teyin.    We also plan to enhance and expand the selection criteria of search tools by allowing searches that include information related to local and regional guidelines for solar energy as well as opportunities for rebates and subsidies.. We currently do not have the required software to provide for the type of searches we anticipate; however we anticipate commencing the evaluation process upon completion of the offering.

We intend to further integrate content offerings with our search and purchase   functions by deploying new enhanced versions of our website thereby further establishing ourselves as a comprehensive, independent destination for solar energy information and encouraging repeat user visits. Additionally, we intend to broaden the resources available to consumers by developing relationships with other leading solar energy content providers.

•	Increase Brand Awareness and Consumer Traffic

We believe that building consumer and dealer awareness of the of the    products and services that we offer is critical to our effort to build an Internet marketplace destination. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic Internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select trade shows for alternative energy.

•	Leverage Our Business Model

Our business model revolves around facilitating the sale of solar energy products. By combining an expansion of consumer traffic to our website with an expansion of the size and information content, we expect to to experience rapid growth in the generation of sales and leads for potential customers of solar energy products. We are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

-	sales of solar products direct to consumers from Solar Teyin

-	revenue from facilitating e-commerce transactions for aftermarket products);

-	fees from national advertising programs, promotions and services.

Services to Consumers

We intend to offer consumers a "one-stop" shopping website with all of the information and tools a consumer needs to purchase solar energy products for their homes or commercial buildings.

Product Search, Selection and Listing.

Our proposed website will make the search, selection and education process easy by providing a searchable database of our products, a user-friendly online forms and access to technical support. More specifically, we intend to provide consumers with the following services:

•

Searchable Service Installer Listings. Search our database by city, state, zip code and geographic location and obtain contact information such as e-mail addresses, telephone numbers and of solar installers.

•	" Solar FAQs” Lean about the different types of solar systems for your home or commercial building.

~~•~~

•

Product Information and Consumer Tools. Our website will help consumers select the right system for them based upon their individual preferences, price parameters and financial condition.    More specifically, we anticipate providing consumers with the following services:

O	Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which system best fits the consumer's desires, needs and budget.

O

System Reviews and Comparisons. A compare and shop interface that allows potential customers to compare products, services, and technical information all while having access to reviews by fellow customers, installers, and industry specialists. Review systems from such leading content providers and other consumers.

O	Pricing Guides. A guide to price comparisons between on and off grind sources of energy.

Services to Other Industry Participants

We intend to offer vendors of ecologically friendly products and services the ability to reach purchase-minded, or service minded consumers on our website in order to capture sales opportunities for which we receive commissions and advertising fees. Our focus will be on industry participants selling products dedicated to environmentally responsible energy consumption.

~~•~~

Aftermarket Goods and Services

Advertising. If we are successful with our website, we intend to provide national and regional industry participants, who sell aftermarket goods and services, with an effective, efficient and accessible website on which to promote their products and services. These services could include brackets and mounting systems and cleaning and maintenance products.

~~T~~ Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software, such as that provided by SAS. The system will be required to maintain operational data records regarding sales of products.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or router failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases. These systems are expensive and cause us a capital outlay which we ~~re~~ currently do not have.

Competition

We compete against a variety of websites offering similar content.    Barriers to entry on the Internet are relatively low.    We anticipate facing significant competition in the future from new websites that offer the same emphasis on solar energy    and services and existing websites that introduce competing services.

Alternative Advertising Media

Our products and services, when available, will compete against a number of websites that offer both solar products and solar information. We will also be competing with traditional media companies such as newspapers (print magazines specializing in environmentally responsible lifestyles which could include ownership and operation of solar energy systems.

Automotive Products and Services

Our proposed e-commerce service offerings will, upon completion, compete against a verity of Internet and offline alternative companies. There are a number of websites that offer similar products and services, some of which have substantial product listings and shopping information. We will also face competition indirectly from traditional offline stores and suppliers that offer solar products  ~~products~~ and services similar to those proposed to be on our website.

Content Offerings

Our content offerings will compete with both Internet and offline content providers. There are a number of websites that provide content related to environmentally responsible living. In addition, print content providers such as magazines, books and newspapers also provide similar content.

We believe that the principal competitive factors in attracting service stations , automotive vendors and advertisers should include:

-	a large volume of website consumer traffic;
-	an awareness of brand and brand loyalty;
-	the demographics of environmentally responsible consumers; and
-	the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

We believe that the principal competitive factors in attracting consumers to our website are:

-	breadth and depth of products for sale
-	brand awareness and loyalty;
-	ease of use;
-	website functionality, responsiveness and information;
-	a positive browsing experience for the consumer; and
-	quality of content, other service offerings and customer service.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Peter Klamka, who is also our sole officer and director. We look to Mr. Klamka for his entrepreneurial skills and talents. It is Mr. Klamka who provided us our business plan. For a discussion of Mr. Klamka’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Klamka will coordinate all of our business operations. Mr. Klamka has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Klamka is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

~~B~~ Background Overview

Solar Acquisition Corp. is a development stage company incorporated in the State of ~~Delaware~~  Florida in May of 2006. We were formed to engage in the business of solar energy products and services.    In May 2007 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception in June 2006 to December 31 ~~,~~ , 2007, we have not generated any revenues and have incurred a net loss of ~~$______~~  $9,350. Until March of 2007, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included the signing of a letter of intent with a potential supplier.    We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

We are developing an online service station advertising platform to provide a method by which consumers of alternative fuels solar energy products are brought together in an efficient format to browse,    and educate    a distinct and focused customer.    Upon completion of our website, Solar Acquisition is intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports an experience in which consumers can easily purchase solar energy products.

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to: (i) develop a business plan, and (ii) establish an operational website as soon as practical. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational website capable of providing a method of displaying solar products. In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software.

~~.~~  We do not have sufficient cash to enable us to complete our website development, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website, until such time as we are able to either raise the cash required privately or launch another offering. Our sole officer and director, Mr. Klamka has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Klamka out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete the website as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues. Once our website is operational, we can conduct business and earn revenues.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate maintaining control over our advertising, especially on the Internet, to assist us in determining the allocation of our limited advertising dollars. Additionally, we are researching the various software packages available which can be manipulated to our needs.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our advertising program, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

~~Milestones:~~

~~As a result of our being a development stage company with minimal amounts of equity capital initially available, $75,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $75,000; (2) goals based upon our funding of $45,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.~~

~~Stage I: Development of our business operations based upon minimal funding of $75,000~~

~~•~~	~~To set up our corporate structure and set up corporate governance.~~
~~•~~	~~To develop an initial operational website at the lowest possible cost.~~

~~•~~

~~Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $39,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Exotacar, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our website as currently operational, generates sufficient revenues to incur additional advertising expenses.~~

~~Stage III: Development of our business operations based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. With the raising of $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website enhancements, advertising and general office expenses. In the event an additional $100,000 were raised (in addition to the $45,000 in this offering, and $100,000 referenced above), we would allocate the 2 nd $100,000 primarily to additional website enhancements, advertising, office space and additional staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our advertising, hire personnel, and obtain permanent office space.~~

~~Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant advertising campaign, or complete our website. We believe that the advertising dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $45,000, with net proceeds of $39,200, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.~~

~~After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient~~

~~to operate our business as planned. For example, if we receive less than $75,000 of the funds earmarked in Stage III, we would be unable to significantly expand our advertising to levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.~~

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our website, provide national and regional industry participants with an effective, efficient and accessible website on which to promote their products and services through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 1905 Pauline Blvd. Suite 1, Ann Arbor, MI 48103. ~~__________________________.~~  We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Klamka, our sole officer and director, and our full time employee provides us a facility in which we conduct business on our behalf. Mr. Klamka does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Klamka to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Kl ~~L~~ amka, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During June of 2006, Mr. Klamka received 100,000 shares of common stock, at a price of $0.001 per share as a founder of Solar Acquisition. He received an additional 900,000 shares in connection with the Solar Teyin letter of intent at a price of .002 per share.    Mr. Klamka is the sole officer, director, stockholder, and promoter of    Solar Acquisition and developed the website and business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that ~~NASD~~  FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

~~As of  March 2007 there was 1 stockholder of our common stock, Mr. Klamka.~~

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;

•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Peter Klamka from inception (June 3, 2005) to March 31, 2008.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Peter Klamka, President, Sec-

Treasurer and Director

2006

$0

$0

$0

$0

$0

2007

$0

$0

$0

$0

$0

2008

$0

$0

$0

$0

$0

Future Compensation

Mr. Klamka has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 11,500,000 ~~_______________~~ .. Of these shares, ~~_____________~~ 1,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our sole officer and director will not be purchasing shares in this offering. The remaining ~~1,0~~ 9,000,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act ~~.~~ .. The 9,000,000 of the shares ~~shares~~ making up the 10,000,000 that were issued, ~~all~~  were issued on June 1, 2008 ~~6~~ .. All restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective ~~one-year~~  holding periods, subject to restrictions on such sales by affiliates and as restricted by the lock-up agreement.

~~S~~ Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Solar Acquisition at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

(Left Blank Intentionally)

SOLAR ACQUISITION CORP.

 Financial Statements

For the Year Ended December 31, 2007

Contents

Page

Report of Independent Registered Public Accounting Firm

F-1

Financial Statements:

Balance Sheet as of December 31, 2007 and 2006

F-2

Statements of Operations for the year ended December 31, 2007 and 2006

    And from inception(June 3, 2006) to December 31, 2007

F-3

Statement of Stockholders' Deficit from inception(June 3, 2006) to December 31, 2007

F-4

Statements of Cash Flows for the year ended December 31, 2007 and 2006

    And from inception(June 3, 2006) to December 31, 2007

F-5

Notes to Financial Statements

F-6

GRUBER & COMPANY, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Solar Acquisition, Corp.

A Development Stage Company

I have audited the accompanying balance sheet of  Solar Acquisition, Corp,(a development stage company), as of December 31, 2007 and 2006, and the related statements of operations, stockholders' deficiency, and cash flows for the year then ended and for the period from June 3, 2006 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Acquisition corp., (a development stage company), as of December 31, 2007 and the results of its operations and its cash flows for the year then ended and for the period June 3, 2006 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC

Lake Saint Louis, Missouri

May  26, 2008

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	December 31,	December 31,
	2007	2006

ASSETS

CURRENT
Cash	$ 100	$ 100

TOTAL ASSETS	$ 100	$ 100

LIABILITIES AND STOCKHOLDER DEFICIT

CURRENT
Accounts payable	$ 6,500	$ 5,500
Note payable	2,850	2,850

TOTAL LIABILITIES	9,350	8,350

STOCKHOLDER DEFICIT

Common stock, authorized, 50,000,000 shares, par value $.001
- issued and outstanding, 100,000	100	100

Deficit accumulated during development stage	(9,350)	(8,350)

Total Stockholder Equity(Deficit)	(9,250)	(8,250)

TOTAL LIABILITIES AND STOCKHOLDER DEFICIT	$ 100	$ 100

The accompanying notes are an integral part of these financial statements.

F -2

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	Year	June 3, 2006	June 3, 2006
	Ended	(Inception)	(Inception)
	Dec 31,	Dec 31,	To Dec 31,
	2007	2006	2007

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES

Professional fees	1,000	8,000	9,000
General and administrative	-	350	350

Total Operating Expenses	1,000	8,350	9,350

NET INCOME(LOSS)	$ (1,000)	$ (8,350)	$ (9,350)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100,000	100,000

BASIC AND DILUTED LOSS PER SHARE	$ -	$ -

The accompanying notes are an integral part of these financial statements.

F – 3

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
FROM INCEPTION(JUNE 3, 2006) TO DECEMBER 31, 2007

			ACCUM-
	COMMON STOCK		ULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - June 3, 2006	-	$ -	$ -	$ -

Common stock issued	100,000	100	-	100

Net loss for the initial period	-	-	(8,350)	(8,350)

Balance - December 31, 2006	100,000	100	(8,350)	(8,250)

Net income(loss) – For the year ended December 31, 2007	-	-	(1,000)	(1,000)

Balance - December 31, 2007	100,000	$ 100	$ (9,350)	$ (9,250)

The accompanying notes are an integral part of these financial statements.

F – 4

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	Year	June 3, 2006	June 3, 2006
	Ended	(Inception)	(Inception)
	Dec 31,	Dec 31,	To Dec 31,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$ (1,000)	(8,350)	$ (9,350)
Changes in assets and liabilities
Increase in accounts payable	1,000	5,500	10,500

Cash Used In Operating Activities	-	(2,850)	1,150

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	100	100
Note payable	-	2,850	2,850

Cash Provided By Financing Activities	-	2,950	2,950

NET CHANGE IN CASH	-	100	4,100

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 100	$ 100	$ 4,100

The accompanying notes are an integral part of these financial statements.

F – 5

SOLAR ACQUISITION CORP.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

SOLAR ACQUISITION CORP. (the “Company”) was incorporated in the State of Florida on June 3, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

     (b)    Basis of Presentation

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The Company has had no significant operations, assets or liabilities since inception and, accordingly, is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.  Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status.  This means, in our auditor’s opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates offering future sales of equity securities.  However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity. The note payable approximates fair value based on market rates available to the Company for financing with similar terms.

NOTE 2 -

NOTE PAYABLE:

Notes payable from a related party is unsecured, non-interest bearing and has no fixed terms of repayment.

NOTE 3 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is seventy-five million (50,000,000) common shares with a par value of $.001.  On June 9, 2006, the company issued 100,000 shares at par value of $.001 for $100.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:

In March 2006, the FASB issued SFAS No. 156, "Accounting for  Servicing of Financial Assets", which amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent  measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is  currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with and equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”). SFAS 141R amends SFAS 141 and provides guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R will be effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements shall be applied prospectively.

NOTE 5 – INCOME TAXES

The components of income tax (benefit) expense for the year ended December 31, 2007 and for the period from inception June 3, 2006 through December 31, 2006 respective, are as follows:

For the Period

For the Year Ended

 June 3, 2006

December 31,

To December 31,

2007

2006

Federal:

    Current

$      --

$     --

    Deferred

        --

       --

-----------

 -----------

        --

       --

-----------

------------

State:

    Current

        --

       --

    Deferred

        --

       --

-----------

 -----------

        --

       --

-----------

------------

$      --

$     --

======

=======

The Company has a net operating loss carryforward to offset future taxable income of $9,350.  Subject to current regulations, this carryforward will begin to expire in 2022.  The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code.  Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company’s income tax expense (benefit) for the year ended December 31, 2007 and for the period June 3, 2006 (inception) through December 31, 2006 respectively, differed from the statutory federal rate of 34 percent as follows:

2007

2006

        -------------

       ---------------

Statutory rate applied to loss

    before income taxes

        $      (340)

       $      (2,839)

Increase(decrease) in income taxes resulting from:

State, income taxes

    --

      --

Other, including reserve for deferred tax asset

    2,839

        -----------

        -------------

       $

    --

        $

     --

Income Tax Expense

       ======

        ========

Temporary differences due to statutory requirements in the recognition of assets and liabilities for tax and financial reporting purposes, generally including such items as organizational costs, accumulated depreciation and amortization, allowance for doubtful accounts, organizational and start-up costs and vacation accruals.  These differences give rise to the financial statement carrying amounts and tax bases of assets and liabilities causing either deferred tax assets or liabilities, as necessary, as of December 31, 2007 and 2006, respectively:

December 31,

2007

2006

        -------------

       ---------------

Deferred tax assets

     Net operating loss carryforwards

       $          340

       $     2,839

     Less: valuation allowances

    (340)

            (2,839)

        ------------

         ----------

Net Deferred Tax Asset

       $         --

       $       --

        =======

        ======

During the year ended December 31, 2007 and for the period June 3, 2006 (inception) to December 31, 2006,  respectively, the reserve for the deferred current tax asset increased by approximately $340 and $2,389, respectively.

FINANCIAL STATEMENTS

SOLAR ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

AS OF March 31, 2008

AND FOR THE PERIOD

JUNE 1, 2006 (INCEPTION)

THROUGH

DECEMBER 31, 2007

Balance Sheet as of March 31, 2008 (unaudited)

F-1

Statement of Operations for the three months ended March 31, 2008 and

2007 and from inception(June3, 2006) to March 31, 2008 (unaudited)

F-2

Statement of Stockholders’ Deficit from inception(June 3, 2006) to

March 31, 2008 (unaudited)

F-3

Statements of Cash Flows for the three months ended March 31, 2008 and 2007 and from Inception(June 3, 2006) to March 31, 2008(unaudited)

F-4

Notes to Interim Financial Statements (unaudited)

F-5

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS

CURRENT
Cash	$ 100	$ 100

TOTAL ASSETS	$ 100	$ 100

LIABILITIES AND SHAREHOLDER EQUITY

CURRENT
Accounts payable	$ 6,500	$ 6,500
Note payable	2,850	2,850

TOTAL LIABILITIES	9,350	9,350

STOCKHOLDER EQUITY

Common stock, authorized, 50,000,000 shares, par value $.001
- issued and outstanding, 100,000	100	100

Deficit accumulated during development stage	(9,350)	(9,350)

Total Stockholder Equity(Deficit)	(9,250)	(9,250)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 100	$ 100

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (Unaudited)

	Three	Three
	Months	Months	June 3, 2006
	Ended	Ended	(Inception)
	March 31,	March 31,	To March 31,
	2008	2007	2008

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES

Professional fees	-	-	9,000
General and administrative	-	-	350

Total Operating Expenses	-	-	9,350

NET INCOME(LOSS)	$ -	$ -	$ (9,350)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100,000	100,000

BASIC AND DILUTED LOSS PER SHARE	$ -	$ -

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (Unaudited)

	Three	Three
	Months	Months	June 3, 2006
	Ended	Ended	(Inception)
	March 31,	March 31,	To March 31,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)		-	$ (9,350)
Changes in assets and liabilities
Increase in accounts payable		-	6,500

Cash Used In Operating Activites		-	(2,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock		-	100
Note payable		-	2,850

Cash Provided By Financing Activities		-	2,950

NET CHANGE IN CASH		-	100

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD		100	-

CASH AND CASH EQUIVALENTS - MARCH 31, 2008		$ 100	$ 100

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
FROM INCEPTION(JUNE 3, 2006) TO MARCH 31, 2008 (Unaudited)

			ACCUM-
	COMMON STOCK		ULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - June 3, 2006	-	$ -	$ -	$ -

Common stock issued	100,000	100	-	100

Net loss	-	-	(8,350)	(8,350)

Balance - December 31, 2006	100,000	100	(8,350)	(8,250)

Net income(loss) - December 31, 2007	-	-	(1,000)	(1,000)

Balance - December 31, 2007	100,000	100	(9,350)	(9,250)

Net income(loss) - March 31, 2008	-	-	-	-

Balance - March 31, 2008	100,000	$ 100	$ (9,350)	$ (9,250)

The accompanying notes are an integral part of these financial statements.

SOLAR ACQUISITION CORP.

A Development Stage Company

NOTES TO INTERIM FINANCIAL STATEMENTS(Unaudited)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

SOLAR ACQUISITION CORP. (the “Company”) was incorporated in the State of Florida on June 3, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The  accompanying  financial  statements  have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management,  these interim  financial  statements  include all adjustments necessary in order to make them not misleading.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

SOLAR ACQUISITION CORP.

A Development Stage Company

NOTES TO INTERIM FINANCIAL STATEMENTS(Unaudited)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued):

(e)	Income Taxes:continued

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity. The note payable approximates fair value based on market rates available to the Company for financing with similar terms.

NOTE 2 -

NOTE PAYABLE:

Notes payable from a related party is unsecured, non-interest bearing and has no fixed terms of repayment.

NOTE 3 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is fifty million (50,000,000) common shares with a par value of $.001.  On June 9, 2006, the company issued 100,000 shares at par value of $.001 for $100.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

SOLAR ACQUISITION CORP.

A Development Stage Company

NOTES TO INTERIM FINANCIAL STATEMENTS(Unaudited)

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

SOLAR ACQUISITION CORP.

A Development Stage Company

NOTES TO INTERIM FINANCIAL STATEMENTS(Unaudited)

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements", which is an amendment of Accounting Research Bulletin ("ARB") No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." This statement replaces FASB Statement No. 141, "Business Combinations." This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Significant Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company's financial statements relate to the allowance for doubtful accounts. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this on Form l0 for the.

THE  FOLLOWING  DISCUSSION OF THE RESULTS OF OUR  OPERATIONS  AND FINANCIAL CONDITION  SHOULD BE READ IN CONJUNCTION  WITH OUR FINANCIAL  STATEMENTS AND THE NOTES  THERETO  INCLUDED  ELSEWHERE  IN THIS REPORT.  EXCEPT FOR THE  HISTORICAL INFORMATION  CONTAINED HEREIN, THE DISCUSSION  CONTAINED IN THIS REPORT CONTAINS "FORWARD-LOOKING   STATEMENTS"  THAT  INVOLVE  RISK  AND  UNCERTAINTIES.   THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF  FORWARD-LOOKING  TERMINOLOGY SUCH AS "BELIEVES,"  "EXPECTS," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR SIMILAR  EXPRESSIONS OR BY  DISCUSSIONS  OF STRATEGY.  THE CAUTIONARY STATEMENTS MADE IN THIS REPORT SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING  STATEMENTS  WHEREVER  THEY  APPEAR IN THIS  REPORT.  OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS REPORT.

Results of Operations

Three months ended March 31, 2008  vs. March 31, 2007

There was no revenue for the three months ended March 31, 2008 and no revenue for the three months ended March 31, 2007 and no revenue since inception June 3, 2006.

There were no selling, general and administrative expenses for the three months ended March, 31, 2008 and the three months ended March 31, 2007 compared to $9,350 from inception June 3, 2006 to December 31, 2007.

There has been no interest expense or financing costs for the three months ended March, 31, 2008 and the three months ended March 31, 2007 and no costs since inception June 3, 2006.

Liquidity and Capital Resources

The Company has no cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Klamka or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

Off-balance sheet arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3.

Controls and Procedures

As required by SEC rules, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures at the end of the period covered by this report. This evaluation was carried out under the supervision and with the participation of our management, including our principal executive officer and principal financial officer. Based on this evaluation, these officers have concluded that the design and operation of our disclosure controls and procedures are effective. There were no changes in our internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities & Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is accumulated and communicated to our management, including principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

------------------------

Prospectus

------------------------

July 15, 2008

Solar Acquisition Corp.

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

313-948-9181

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1.  Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify. (Don't think (know if) this is true. NOT in Articles of Incorpration!!)

Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:

•

A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•

A transaction from which the party derived improper personal benefit;

•

In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or

•

Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

      2.  The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Florida General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

                                          ----------

SEC registration fee ...................  $   300.00

Blue Sky fees and expenses .............      500.00

Legal fees and expenses ................    5,000.00

Accounting fees and expenses ...........    5,000.00

                                          ----------

       Total                              $10,800.00

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing SOLAR ACQUISITION CORP., on June 1, 2006,

Peter Klamka via Barton PK, LLC was issued 100,000 shares of restricted common stock in exchange for services, the business plan of SOLAR ACQUISITION CORP., and SOLAR ACQUISITION CORP.'s web site and domain name.

Additionally, 9,900,000 shares were issued to various persons for services and consideration totaling $125,000.

The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

 Number      Exhibit Name

 -------     ---------------------------------------------

 1.1       Subscription Agreement

 3.1       Certificate of Incorporation

 3.2       By-Laws

 4.1       Form of Common Stock Certificate

 5.1       Opinion of Jillian Ivey Sidoti, Esq.

             regarding legality

 10.1       Loan Agreement with Peter Klamka

 10.2

   Promissory Note with Peter Klamka

 23.1       Consent of Gruber and Company, LLC

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Ann Arbor, State of Michigan, on July 22, 2008.

                                Solar Acquisition Corp.

                                /s/ Peter Klamka

                                -----------------------------------

                                Peter Klamka,

                                President, Chief Executive Officer,

                                Treasurer and Principal Financial

                                Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                        DATE

      ---------                      -----                        ----

/s/ Peter Klamka          President, Treasurer and Director   July 22, 2008

---------------------    (Principal Executive, Financial

Peter Klamka                  and Accounting Officer)

/s/ Peter Klamka             Vice President and Secretary      July 22, 2008

---------------------

Peter Klamka

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

SOLAR ACQUISITION CORP.

                          INDEX TO EXHIBITS

                          -----------------

---------------------------------------------------------------------------

SEC REFERENCE           TITLE OF DOCUMENT             LOCATION

NUMBER

---------------------------------------------------------------------------

1.1                     Subscription Agreement        This Filing

---------------------------------------------------------------------------

3.1                     Certificate of                (1)

                        Incorporation

---------------------------------------------------------------------------

3.2                     By-Laws                       (1)

---------------------------------------------------------------------------

5.1                     Opinion of Jillian Ivey       This Filing

                        Sidoti, Esq. regarding

                        legality

---------------------------------------------------------------------------

10.1

Promissory Note with

This Filing

     Peter Klamka

---------------------------------------------------------------------------

23.1             Consent of Gruber and Company, LLC       This Filing

---------------------------------------------------------------------------

(1)

As Filed with The Company’s Form 10SB, September 2006.

Exhibit 1.1

SOLAR ACQUISITION CORP. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to SOLAR ACQUISITION CORP, hereby subscribes for the purchase of the number of Common Shares indicated below of Cold Gin Corporation, at a purchase of $0.30 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.30/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:

                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________

C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the

                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________

D.  SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

Solar Acquisition Corp.

 1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

Tel No: 313- ~~948-9181~~ 686-0137

Telecopier: 734-929-9601

____________________________________________________________________

FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

====================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

Exhibit 5.1

LAW OFFICE OF JILLIAN SIDOTI

34721 Myrtle Court

Winchester, CA 92596

(323) 799-1342

July 17, 2008

Solar Acquisitions Corp.

Board of Directors

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

RE:

Solar Acquisitions Corp.

Registration Statement on Form S-1

Gentlemen:

I have been retained by Solar Acquisitions Corp., a Florida corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-1, to be filed by the Company with the U.S. Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1. Certificate of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company's Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable under the corporate laws of the State of Florida.

I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

/s/

Jillian Ivey Sidoti

Exhibit 10.1

PROMISSORY NOTE

$2,850

December 31,2006

In consideration of Money Loaned to Company by  Peter Klamka  in the aggregate amount of $2850.00 SOLAR ACQUISITION CORP., a Florida corporation (“SOLAR ACQUISITION ”), hereby promises to pay to the order of Peter Klamka , an individual (“Mr, Klamka ”), the amount of $2,850 in accordance with the following term:

Payment of Amount Owed.  SOLAR ACQUISITION shall pay Mr. Klamka the principal amount of this note in on demand.

Interest. No interest will accrue on the principal amount of this note.

Method of Payment. SOLAR ACQUISITION  shall make all payments of amounts due under this note by wire transfer of immediately available funds to an account designated by Mr. Klamka in a written notice to SOLAR ACQUISITION CORP

Prepayment. Solar Acquisition may prepay this note in whole or in part at any time without premium or penalty.

Expenses. SOLAR ACQUISITION  shall pay all reasonable expenses incurred by Mr. Klamka in connection with the collection and enforcement of this note, including without limitation reasonable attorneys’ fees and costs.

Waiver of Presentment. SOLAR ACQUISITION  hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this note.

Waiver of Rights. No delay on the part of Mr. Klamka in exercising any of Mr. Klamka’s rights nor any partial or single exercise of any of those rights constitutes a waiver thereof or of any other right, and no waiver on the part of Mr. Klamka of any of Mr. Klamka’s rights constitutes a waiver of any other right.

Amendment. This note may only be amended, waived, discharged, or terminated by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought.

Governing Law. The laws of the State of Florida, without regard to principles of conflicts of law, govern all matters arising under this note, including without limitation any tort claim.

SOLAR ACQUISITION CORP is executing this note on the date stated at the top of this note.

SOLAR ACQUISITION CORP

By:

s/s

Peter Klamka

Exhibit 23.1

Gruber & Company, LLC

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

July 23, 2008

Board of Directors

SOLAR ACQUISITION CORP

Ann Arbor, Michigan

Gruber & Company, LLC  hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by SOLAR ACQUISITION CORP , of our report dated June  27, 2008, relating to the financial statements of, SOLAR ACQUISITION CORP   a Florida  Corporation, for the year ending December 31, 2007 .

Sincerely,

/s/ Gruber & Company, LLC

Gruber & Company, LLC

Lake Saint Louis, Missouri

Endnotes